Exhibit 23.2

                          Independent Auditors Consent


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement of The Hallwood Group Incorporated on Form S-8 of our report dated April 7, 2003 (April 15, 2003, as to the last paragraph of Note 5 under the heading "Textile Products") appearing in the Annual Report on Form 10-K of The Hallwood Group Incorporated for the year ended December 31, 2002.





                                          /s/ Deloitte & Touche LLP
                                          DELOITTE & TOUCHE LLP


Dallas, Texas
February 10, 2004